UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pinnacle Gas Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	30-0182582 (I.R.S. Employer Identification Number)

1 E. Alger Street
Sheridan, Wyoming 82801
(307) 673-9710
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter G. Schoonmaker
President and Chief Executive Officer
Pinnacle Gas Resources, Inc.
1 E. Alger Street
Sheridan, Wyoming 82801
(307) 673-9710
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John W. Kellogg
Moye White LLP
16 Market Square, 6th Fl

1400 16th Street

Denver, CO 80202

(303) 292-7935

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

This Post-Effective Amendment No. 4 on Form S-1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (Registration No. 333-139556) (the “Registration Statement”) of Pinnacle Gas Resources, Inc. (the “Company”), as amended, originally filed on December 12, 2006.  Pursuant to the Registration Statement, the Company registered the resale from time to time of certain shares (the “Shares”) of the Company’s common stock.

The Company is filing this Post-Effective Amendment No. 4 to deregister all of the Shares registered under the Registration Statement that remain unsold as of the date hereof. The Company is deregistering such Shares because it is no longer obligated to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement , dated as of April 11, 2006 and the Securityholders Agreement, dated as of February 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Sheridan, Wyoming on September 11, 2009.

PINNACLE GAS RESOURCES, INC.

By:	/s/Peter G. Schoonmaker
Peter G. Schoonmaker
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Peter G. Schoonmaker	President and Chief Executive Officer	September 11, 2009
Peter G. Schoonmaker	(Principal Executive Officer) and Director

/s/ Ronald T. Barnes	Senior Vice President, Chief Financial	September 11, 2009
Ronald T. Barnes	Officer
and Secretary (Principal Financial Officer
and Principal Accounting Officer)

/s/Thomas G. McGonagle	Chairman of the Board of Directors	September 11, 2009
Thomas G. McGonagle

/s/Robert L. Cabes, Jr.	Director	September 11, 2009
Robert L. Cabes, Jr.

/s/Jeffrey P. Gunst	Director	September 11, 2009
Jeffrey P. Gunst

/s/S.P. Johnson, IV	Director	September 11, 2009
S. P. Johnson, IV

/s/F. Gardner Parker	Director	September 11, 2009
F. Gardner Parker

/s/Susan C. Schnabel	Director	September 11, 2009
Susan C. Schnabel